SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
of 1934 (Amendment No.    )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ] Preliminary Proxy Statement
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-12

                           TRIANGLE PACIFIC CORP.
               (Name of Registrant as Specified In Its Charter)

                           TRIANGLE PACIFIC CORP.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
      6(j)(2).
[   ] $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.

    1)   Title of each class of securities to which transaction applies:
........................................................................
    2)   Aggregate number of securities to which transaction applies:
........................................................................
    3)   Per unit price or other underlying value of transaction
         omputed pursuant to Exchange Act Rule 0-11:1
........................................................................
    4)   Proposed maximum aggregate value of transaction:
........................................................................

    1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:
........................................................................
    2)   Form, Schedule or Registration Statement No.:
........................................................................
    3)   Filing Party:
........................................................................
    4)   Date Filed:
........................................................................





















                         TRIANGLE PACIFIC CORP.
                          16803 Dallas Parkway
                          Dallas, Texas  75248

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      To Be Held On May 3, 1995


To the Shareholders of
  Triangle Pacific Corp.:

    The annual meeting of shareholders of Triangle Pacific Corp., a Delaware corporation (the "Company"), will be held on Wednesday, May 3, 1995, at 9:00 a.m., local time, at the Company's offices, 16803 Dallas Parkway, Dallas, Texas, for the following purposes:

         1. To elect three directors, comprising the members of the class of directors designated as Class II and whose term expires at the annual meeting, for a three-year term expiring in 1998;

         2. To approve the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 29, 1995; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 31, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof.Only holders of record of Common Stock at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such shareholders will be available for examination at the offices of the Company in Dallas, Texas during normal business hours for a period of 10 days prior to the meeting.

    A record of the Company's activities during 1994 and financial statements for the fiscal year ended December 30, 1994 are contained in the Company's 1994 Annual Report to shareholders and in the Company's Form 10-K filed with the Securities and Exchange Commission. The Annual Report and Form 10-K do not form any part of the material for solicitation of proxies.

    All shareholders are cordially invited to attend the meeting. Shareholders are urged, whether or not they plan to attend the meeting, to sign, date and mail the enclosed proxy card in the postage-paid envelope provided. If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on any or all matters submitted at the meeting.


                                By Order of the Board of Directors

                                       Darryl T. Marchand
                                           Secretary


Dallas, Texas
April 5, 1995














                         TRIANGLE PACIFIC CORP.
                          16803 Dallas Parkway
                          Dallas, Texas  75248

                            PROXY STATEMENT
                     For Annual Meeting of Shareholders
                         To Be Held on May 3, 1995


                                 GENERAL

    This proxy statement is furnished to shareholders of Triangle Pacific Corp. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of shareholders to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date of mailing of this proxy statement and the accompanying proxy card is April 5, 1995.

Proxy Cards

    The enclosed proxy card serves to appoint proxies for record holders of common stock of the Company. Shares represented by a proxy in such form, duly executed and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is made, the proxy will be voted for election of the directors named in the proxy and approval of the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 29, 1995. Any shareholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Secretary of the Company or by executing and delivering a later-dated proxy.

Voting Procedures and Tabulation

    The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

    The inspectors will tabulate (i) the number of votes cast for or withheld as to the vote on each nominee for director and (ii) the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to the proposal to approve the appointment of the independent auditors. The treatment and effect of abstentions and broker non-votes under Delaware law and the Company's Certificate of Incorporation and Bylaws are described in the following paragraphs.

    An abstention or broker non-vote with respect to the election of directors will have no effect on the voting on such matter, provided a quorum is present, because directors are elected by a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote.

    The Company's Bylaws provide that the vote required to approve matters other than the election of directors is the affirmative vote of the holders of a majority of the shares entitled to vote on the matter and present or represented by proxy at the meeting. The shares represented by a broker non-vote (or other limited proxy) as to the proposal to approve the appointment of the independent auditors will not be entitled to be voted on that proposal at the meeting and therefore will not be considered part of the voting power present with respect to such proposal. Thus, the effect of such non-votes with respect to such proposal will be to reduce the number of affirmative votes required to block such approval. Abstentions with respect to such proposal will effectively count as a vote against such proposal.



VOTING SECURITIES

    The only voting security of the Company outstanding is its common stock, par value $.01 per share ("Common Stock"). Only holders of record of Common Stock at the close of business on March 31, 1995, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date for the meeting, there were 14,662,609 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.

ELECTION OF DIRECTORS

    The Certificate of Incorporation and Bylaws of the Company provide for three classes of directors, designated Class I, Class II and Class III, with approximately one-third of the directors constituting each class. Directors serve for staggered terms of three years each. The Class II directors, whose terms expire at the 1995 annual meeting, are David R. Henkel, Karen Gordon Mills and Carson R. McKissick. The Board of Directors has nominated Ms. Mills and Messrs. Henkel and McKissick for re-election as directors of the Company to serve three-year terms expiring at the 1998 Annual Meeting.

    The directors will be elected by a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote. All duly submitted and unrevoked proxies in the form enclosed will be voted for the nominees selected by the Board of Directors, except where authorization so to vote is withheld. The Board recommends that shareholders vote FOR the election of its nominees for director.

    Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 1995 annual meeting, is presented below.


                         CLASS I DIRECTORS

Floyd F. Sherman,
age 55, director since 1982          Mr. Sherman has served as Chairman
                                     of the Board and Chief Executive
                                     Officer since July, 1992.  Prior to
                                     November, 1994 he served as
                                     President of the Company since
                                     1981.  Prior to 1981, he served as
                                     Executive Vice President of the
                                     Company.  He has been an employee
                                     of the Company since 1973.

M. Joseph McHugh,
age 57, director since 1986          Mr. McHugh has served as President
                                     and Chief Operating Officer of the
                                     Company since November, 1994.
                                     Prior thereto, he served as Senior
                                     Executive Vice President and
                                     Treasurer of the Company since
                                     1981.  Prior to 1981, he served as
                                     Executive Vice President of the
                                     Company.  He has been an employee
                                     of the Company since 1976.  Mr.
                                     McHugh is also a director of
                                     Pillowtex Corporation, a
                                     manufacturer of pillows and other
                                     bedroom textile furnishings.









                         CLASS II DIRECTORS

David R. Henkel,
age 43, director since 1992          Mr. Henkel has been a director,
                                     Executive Vice President and Chief
                                     Financial Officer of  7th Level
                                     Inc., an interactive entertainment
                                     company, since January, 1994.
                                     Prior thereto, Mr. Henkel had been
                                     a director, Senior Vice President
                                     and Chief Financial Officer of
                                     Value-Added Communications, Inc., a
                                     provider of telephone call
                                     processing services, since April,
                                     1993.  From April, 1991 to April,
                                     1993, Mr. Henkel served as
                                     Executive Vice President, Chief
                                     financial Officer and a director of
                                     Micrografx, Inc., a personal
                                     computer graphics software company.
                                     Prior thereto, he was an audit
                                     partner at Arthur Andersen & Co.

Karen Gordon Mills,
age 41, director since 1988          Ms. Mills has been President of MMP
                                     Group, a management company, since
                                     January, 1993.  From December, 1983
                                     to January, 1993, she was a
                                     Managing Director of ES Jacobs &
                                     Company, an investment banking
                                     firm. Prior thereto, Ms. Mills had
                                     been a consultant with McKinsey &
                                     Co. and a product manager with
                                     General Foods Corp.  Ms. Mills is
                                     also a director of Armor All
                                     Products Corp., Arrow Electronics,
                                     Inc. and the Scotts Company.

Carson R. McKissick,
age 62, director since 1993          Mr. McKissick has been Senior
                                     Advisor of Trust Company of the
                                     West, an investment management
                                     company, since 1992.  Prior
                                     thereto, he was Managing Director
                                     of the Mergers and Acquisitions
                                     department of Citibank.  Mr.
                                     McKissick is also a director of
                                     Alexander & Baldwin, Inc.


                       CLASS III DIRECTORS

B. William Bonnivier,
age 52, director since 1992          Mr. Bonnivier has been the Chairman
                                     and Chief Executive Officer of
                                     Refrigerant Management Systems
                                     Inc., a consulting company, since
                                     December, 1993.  Prior thereto, Mr.
                                     Bonnivier had been the Chairman and
                                     Chief Executive Officer of
                                     Princeton Packaging, Inc. since
                                     March, 1991.  Prior thereto he was
                                     the President, Chief Operating
                                     Officer and a director of
                                     SnyderGeneral Corporation, a
                                     manufacturer of heating and air
                                     conditioning products.







Charles M. Hansen, Jr.,
age 54, director since 1992          Mr. Hansen has been president of
                                     Pillowtex Corporation since 1974
                                     and, in addition, became Chairman
                                     and Chief Executive Officer of that
                                     company in December, 1992.
                                     Pillowtex Corporation manufactures
                                     pillows and other bedroom textile
                                     furnishings.

Jack L. McDonald,
age 61, director since 1992          Mr. McDonald served as President
                                     and Chief Operating Officer of
                                     Centex Corporation from  1978 until
                                     his retirement in 1986.  Mr.
                                     McDonald is a director of Bally's
                                     Nevada Inc., U.S. Homes Corp. and
                                     AMRE, Inc.


        ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Meetings and Committees

    During 1994 the Board of Directors held eight meetings. Each director of the Company attended at least 75% of the aggregate number of meetings of the full Board and of the Board committees on which he or she served in 1994.

    The Company has a standing Finance/Audit Committee and a standing Compensation Committee. The Company does not have a standing nominating committee. The members of the committees, number of meetings held by each committee in 1994 and a brief description of the functions performed by each committee are set forth below:

         Finance/Audit Committee (four meetings). The Finance/Audit Committee consists of three non-employee directors, Messrs. Bonnivier, Henkel and McDonald. This committee is primarily responsible for reviewing the quality of the financial reporting of the Company and the effectiveness of the audit of the Company's financial statements by its independent public accountants; reviewing the scope and results of such audits; reviewing the organization and scope of the Company's internal systems of accounting and financial control; and establishing the accounting standards and principles to be followed by the Company.

         Compensation Committee (two meetings).  The Compensation
Committee consists of four non-employee directors, Messrs. Hansen, McDonald and McKissick and Ms. Mills. This committee approves the compensation of officers and makes awards under the Company's 1993 Long-Term Incentive Compensation Plan.

    Compensation Committee Interlocks and Insider Participation. Mr. McHugh, an executive officer of the Company, serves as a director of Pillowtex Corporation. Mr. Hansen, a director of the Company and a member of the Company's Compensation Committee, is an executive officer and director of Pillowtex Corporation.

Compensation of Directors

    Fees. Directors who are not also employees of the Company receive $30,000 annually beginning in May, 1995, for serving as such, plus $1,000 per meeting attended for each meeting of the Board of Directors, or of the Finance/Audit Committee or the Compensation Committee not held in conjunction with a regularly scheduled quarterly meeting of the Board of Directors.









            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth as of March 18, 1995 information with respect to the only persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock.

                                                     Common Stock
                                                  Beneficially Owned (1)
Name and Address of                     Number           Percent of
  Beneficial Owner                    of Shares             Class

The TCW Group, Inc. (through
certain affiliates which act
as general partners of limited
partnerships, trustees of
certain trusts and investment
managers of third party
accounts which hold shares of
Common Stock) (2)                       5,506,422                  37.6%
   865 South Figueroa Street
   Los Angeles, California  90017

Eli S. Jacobs (3)                         804,146                   5.2%
   641 Lexington Ave., 30th Floor
   New York, New York  20022

Executive Life Insurance Co.              774,778                   5.3%
of New York in Rehabilitation
   c/o New York Insurance Department
   Liquidation Bureau
   123 William Street
   New York, New York  10038-3389

United High Income Fund, Inc.             788,286                   5.4%
and United High Income Fund II, Inc.
   6300 Lamar Avenue
   P. O. Box 29217
   Shawnee Mission, Kansas  66201-9217


- -----------
(1) The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All information with respect to the beneficial ownership of any beneficial owner is based upon filings made by such beneficial owner with the Securities and Exchange Commission and, unless otherwise indicated, each beneficial owner has sole voting and investment power with respect to shares listed as beneficially owned by such beneficial owner.

(2) The TCW Group, Inc. ("TCW") and its affiliates may be deemed to be beneficial owners of all shares of Common Stock currently held by such limited partnerships, third party accounts and trusts for purposes of the reporting requirements of the Exchange Act. In a Schedule 13D filed by TCW on March 9, 1995, TCW stated that the filing of the Schedule 13D shall not be construed as an admission that TCW or any of its affiliates is, for purposes of Section 13(d) or for any other purpose under the Exchange Act, the beneficial owner of any securities covered by the
Schedule 13D.

(3) Eli S. Jacobs may be deemed to beneficially own the number of shares of Common Stock shown opposite his name in the table by virtue of the ownership of certain warrants to purchase such shares which have exercise prices that range from $22.39 to $37.31 per share. National Assets Inc., an entity controlled by Eli S. Jacobs, is the record owner of a portion of these warrants.






                      SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth as of March 18, 1995, the beneficial ownership of Common Stock by each director of the Company, each named executive officer listed in the Summary Compensation Table appearing elsewhere in this proxy statement, and all directors and executive officers as a group.


                                                      Common Stock
                                                  Beneficially Owned (1)
                                    Number            Percent of
Name                              of Shares              Class

Directors

B. William Bonnivier (3)            10,000                   *
Charles M. Hansen, Jr. (3)           5,000                   *
David R. Henkel (3)                 10,000                   *
Jack L. McDonald (3)                 5,000                   *
M. Joseph McHugh (2)                95,915                   *
Carson R. McKissick (3)              6,000                   *
Karen Gordon Mills (3)               7,867                   *
Floyd F. Sherman (2)               123,215                   *

Named Executive Officers
  (excluding any director
  named above) and Group

Robert J. Symon (2)                 76,915                   *
Michael J. Kearins (2)              42,254                   *
John G. Conklin (2)                 31,904                   *
All directors and executive
  officers as a group
  (19 persons)                     553,338                3.8%

*  less than 1%

- --------------
(1) The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act. All information with respect to the beneficial ownership of any director or named executive officer has been furnished by such director or named executive officer and, unless otherwise indicated, each director or named executive officer has sole voting and investment power with respect to shares listed as beneficially owned by such director or named executive officer.

(2) The number of shares set forth above as being beneficially owned by Messrs. Sherman, McHugh, Symon, Kearins and Conklin, include 47,952, 36,652, 31,652, 16,928, and 15,578 shares, respectively, issuable to such individuals upon exercise of currently exercisable stock options held by them.

(3) The number of shares set forth above as being beneficially owned by Ms. Mills and Messrs. Bonnivier, Hansen, Henkel, McKissick and
McDonald include 5,000 shares issuable to each of such individuals upon exercise of stock options granted to them under the Company's
Nonemployee Director Option Plan.


                          EXECUTIVE COMPENSATION

    The following report of the compensation committee on executive compensation and the information herein under "Executive Compensation-Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act .


           COMPENSATION COMMITTEE REPORT  ON EXECUTIVE COMPENSATION


    The Compensation Committee of the Board of Directors (the "Committee") is composed of Messrs. Charles M. Hansen, Jr., Carson R. McKissick and Jack L. McDonald, and Ms. Karen Gordon Mills. The Committee determines on an annual basis the compensation to be paid to the Chief Executive Officer and, based upon the recommendations of the Chief Executive Officer, the other executive officers. Under the supervision of the Committee, the Corporation has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's executives with those of its shareholders. The objectives of the Company's executive compensation program are to:

  Support the achievement of Company strategic operating objectives.

  Provide compensation that will attract and retain superior talent and reward the executives based upon Company and individual performance.

  Align the executive officers' financial interests with the success of the Company by placing a substantial portion of pay at risk (i.e. pay that is dependent upon Company performance).

    The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, restricted stock and deferred cash awards and various benefits, including medical and profit sharing plans generally available to salaried employees of the Company.

    Base salary levels for the Company's executive officers are set relative to companies in the building products manufacturing industry. It is the objective of the Company to maintain base salaries that are below the average amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar business as the Company. The base salaries for the Company's executive officers in fiscal 1994 were below the average for the peer group companies.

    Annual cash incentive compensation payments to executive officers related to fiscal 1994 were awarded under a performance-based annual incentive plan (the "Annual Cash Incentive Bonus System") that made annual bonus awards based upon pre-established objectively measurable Company and individual performance criteria. The size of the awards made under the new plan were established to maintain the objective of providing awards sufficient to place the total cash compensation of the executive officers at or above the average for their peer group when the Company performs in an outstanding manner in relation to the peer group.

    The Triangle Pacific Corp. 1993 Long-Term Incentive Compensation Plan (the "Long-Term Incentive Plan") was approved by the Board of Directors and the stockholders in 1993. The specific objective of the Long-Term Incentive Plan is to align executive and shareholder long-term interests by creating a strong link between executive pay and shareholder return. It is the intention of the Company that executives develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. It is the Committee's intention that the size of awards made to any participant under the Long-Term Incentive Plan be in an amount that bears a relationship to the executive's organizational responsibility and such that it encourages a balanced perspective between short-term and long-term strategic decision making.

    Under the Long Term Incentive Plan, awards were made to certain officers and other key employees of the Company on February 16, 1994 which consisted of incentive stock options, restricted stock and cash awards, all of which are deferred and subject to vesting requirements. Also, on March 21, 1994 the Compensation Committee awarded stock options to officers and certain key employees of the Company.

    Mr. Floyd F. Sherman has served as Chairman of the Board and Chief Executive Officer of the Company since July, 1992 and through November, 1994, as President. His base salary paid in fiscal year 1994 was $285,000. Mr. Sherman's salary is reviewed annually by the Committee. In addition, the earnings performance of the Company and the Committee's analysis of Mr. Sherman's individual contribution to the achievement of the Company's performance were also taken into consideration. Mr. Sherman's bonus for fiscal 1994 totaled $250,000. The bonus was determined in accordance with the Annual Cash Incentive Bonus System based upon pre-established criteria which were approved by the Board of Directors. The profit sharing and medical benefits provided to Mr. Sherman during fiscal 1994 are consistent with the benefits provided to substantially all employees of the Company, and where applicable, are shown in the Summary Compensation Table contained herein.


Members of the Compensation Committee

Jack L. McDonald, Chairman
Charles M. Hansen, Jr.
Carson R. McKissick
Karen Gordon Mills



    The following table sets forth summary compensation data for the Chief Executive Officer of the Company and each of the other four most highly-paid executive officers of the Company (collectively, the "named executive officers").


SUMMARY COMPENSATION TABLE


                      Annual Compensation                  Long Term
                                                          Compensation
                    ----------------------------------------------------
- ---------------
                                     Other                Options
All
Name and                             Annual   Re-         (number
Deferred  Other
Principal                            Compen-  stricted      of      Cash
Compen-
Position     Year   Salary   Bonus   sation   Stock (2)   shares)
Awards    sation(4)
- ------------------------------------------------------------------------
- ---------------
Floyd F.     1994  $285,000 $250,000 $49,218  $71,088    106,300
$72,646   $14,156
 Sherman     1993   265,697  225,000  45,926                --        --
11,068
Chairman of  1992   245,697  125,000 183,557(1)           34,522(3)   --
10,913
the Board
 and Chief
 Executive
 Officer

M. Joseph    1994  $179,167 $138,316 $23,766  $40,838     63,700
$41,390   $14,156
 McHugh      1993   161,061   75,000  22,301                --        --
7,071
President    1992   153,561   57,000 155,603(1)           34,522(3)   --
6,630
 and Chief
 Operating
 Officer


Robert J.    1994  $170,000 $128,945 $21,756  $40,838     43,700
$41,390   $14,156
 Symon       1993   161,061   75,000  22,338                --        --
7,071
Executive    1992   153,561   60,000 155,583(1)           34,522(3)   --
6,630
 Vice
 President,
Treasurer and
 Chief
 Financial
 Officer


Michael J.   1994  $150,000 $115,575  $23,976  $30,250     37,700
$29,713   $14,156
 Kearins     1993   105,000   90,000   22,100                --        -
- -       4,074
Vice         1992    90,000   70,000   68,172(1)           11,905(3)   -
- -       3,015
 President


John G.      1994  $150,000  $94,440  $22,254              35,000      -
- -     $14,156
 Conklin     1993   110,250     --     20,547                --        -
- -       4,473
Executive    1992    95,000   22,000   18,519(1)           11,905(3)
3,458
 Vice
 President


(1) In connection with a comprehensive capital restructuring of the Company completed on June 8, 1992, 17 members of management received an aggregate of 200,990 shares of Common Stock, or approximately 3% of the then-outstanding shares of Common Stock, in the form of direct compensation in fiscal 1992. Of such 200,990 shares, Messrs. Sherman, McHugh and Symon each received 31,105 shares and Messrs. Kearins and Conklin each received 10,726 shares. Amounts shown for each officer for 1992 include the book value on the date of issuance of such shares of Common Stock and compensation for a portion of the tax liability arising from the receipt of such shares and such incremental compensation. The market value of the Common Stock at June 8, 1992, which became the book value, was determined by the Company, after consultation with its investment bankers in connection with the 1992 restructuring, to be $2.99 per share.

(2) There were 12,100 restricted shares at December 30, 1994 valued at $148,225. Of such 12,100 restricted shares, Mr. Sherman received 4,700 restricted shares, Messrs. McHugh and Symon each received 2,700 estricted shares and Mr. Kearins received 2,000 restricted shares. Twenty-five percent of the restricted shares awarded vested at the date of grant. The unvested restricted shares will vest at the rate of twenty-five percent in each of the three succeeding years after the date of grant. Dividends are not paid on restricted shares.

(3) Represents management stock options granted in connection with the 1992 restructuring, including a reallocation of forfeited shares in 1994.

(4) Amounts shown for each officer consist of amounts contributed by the Company to the Company's Profit Sharing Plan for fiscal 1992, 1993 and 1994, and, for 1994 to the Company's Supplemental Profit Sharing and Deferred Compensation Plan that are allocable to such officer.


                         OPTIONS GRANTED IN 1994


Potential realizable
                                                              value at
assumed rates of
                         % of Total                           stock
price appreciation
              Number of   Options    Exercise    Expiration   for stock
option terms
Name          Shares      Granted    Price         Date          5%
10%
- ------------------------------------------------------------------------
- ---------------
Floyd F.        6,300       16.7     $15.13      2/16/04      $ 59,926
$151,864
 Sherman      100,000       19.2      14.44      3/21/04       907,967
2,300,966

M. Joseph       3,700        9.8     $15.13      2/16/04      $ 35,195
$89,190
 McHugh        60,000       11.5      14.44      3/21/04       544,780
1,380,579

Robert J.       3,700        9.8     $15.13      2/16/04      $ 35,195
$89,190
 Symon         40,000        7.7      14.44      3/21/04       363,187
920,386

Michael J.      2,700        7.2     $15.13      2/16/04      $ 25,682
$65,084
 Kearins       35,000        6.7      14.44      3/21/04       317,788
805,338

John G.        35,000        6.7     $14.44      3/21/04      #317,788
$805,338
 Conklin




    The following table sets forth certain information with respect to the unexercised options held at December 30, 1994, and the value thereof, by each of the named executive officers. No options were exercised during 1994 by the named executive officers, and the Company has not issued any stock appreciation rights.


                    OPTION VALUES AT DECEMBER 30, 1994


Value of
                                                             Unexercised
In-the-Money
                                    Options at 12/30/94
Options at
                                    (Number of shares)
12/30/94
                                 --------------------------  -----------
- ---------------
Name              Date of Grant  Exercisable  Unexercisable  Exercisable
Unexercisable
- ------------------------------------------------------------------------
- ---------------
Floyd F. Sherman    6/10/92         19,802          14,720
$183,367      $136,307
                    2/16/94          3,150           3,150           --
- --
                    3/21/94         25,000          75,000           --
- --

M. Joseph McHugh    6/10/92         19,802          14,720
$183,367      $136,307
                    2/16/94          1,850           1,850           --
- --
                    3/21/94         15,000          45,000           --
- --

Robert J. Symon     6/10/92         19,802          14,720
$183,367      $136,307
                    2/16/94          1,850           1,850           --
- --
                    3/21/94         10,000          30,000           --
- --

Michael J. Kearins  6/10/92          6,828           5,077      $
63,227      $ 47,013
                    2/16/94          1,350           1,350           --
- --
                    3/21/94          8,750          26,250           --
- --

John G. Conklin     6/10/92          6,828           5,077      $
63,227     $  47,013
                    3/21/94          8,750          26,250           --
- --


Performance Graph

    The following graph sets forth an indication of the total shareholder return to a purchaser of Common Stock as compared to the Standard & Poor's 400 MidCap Stock Price Index and the Standard & Poor's Building Materials Industry Group Index.


         COMPARISON OF QUARTERLY CUMULATIVE TOTAL RETURN (1)
     AMONG TRIANGLE PACIFIC CORP., STANDARD & POOR'S  400 MIDCAP INDEX
           AND STANDARD & POOR'S BUILDING MATERIALS INDEX












                           8/11/93       12/31/93       6/30/94
12/30/94
- ------------------------------------------------------------------------
- ----
Company                     $100           $159           $119
$124

S&P 400 MidCap               100            106             98
96

S&P Building Materials       100            116             92
86


(1) Total return assuming reinvestment of dividends. Assumes $100 invested on August 11, 1993, the day quotations for the Common Stock were first carried on NASDAQ, in Common Stock , the Standard & Poor's 400 MidCap Stock Price Index and the Standard & Poor's Building Materials Industry Group Index.



Employment Agreements

    In March 1995, the Company entered into amended and restated employment agreements with Floyd F. Sherman, M. Joseph McHugh and Robert
J. Symon, and new employment agreements with John G. Conklin, Michael J. Kearins and the eight other executive officers of the Company (each an Employment Agreement and collectively the "Employment Agreements"). The Employment Agreements provide for base compensation at the employees' current annual rates through the end of 1995, with annual percentage increases not less than the percentage increase in the Consumer Price Index, as defined in the Employment Agreements. In addition, the Employment Agreements provide that the employees are entitled to participate in the Annual Cash Incentive Bonus System and all other incentive compensation plans for executive employees in effect form time to time.

    Each Employment Agreement provides for an initial employment term of three years (for Messrs. Sherman, McHugh, Symon and Conklin) or two years (for Mr. Kearins and other executive officers). On each anniversary of the effective date of the Employment Agreements (March 8, 1995), the employment term will be automatically extended for one year, unless either party gives notice not to extend. The Company may terminate the executive's employment for "cause," "total disability" or "inadequate performance", and the executive may terminate his employment for any reason within six months following a "change of control" or at any time for "good reason" (as such events permitting termination are defined in the Employment Agreements).

    If the Company terminates the executive's employment other than for cause, total disability, or inadequate performance, or employment of the executive terminates (other than voluntarily) within six months following a change of control, or if the executive terminates employment for good reason, the Company is required to pay the executive certain amounts, including a lump sum cash payment equal to three times (for Messrs. Sherman, McHugh, Symon and Conklin) or two times (for the other executives) the executive's average annual compensation for the preceding five years and certain benefits under the incentive compensation plans. If the Company terminates the executive's employment for inadequate performance, or if the executive voluntarily terminates employment following a change of control, the Company is required to pay the executive certain amounts, including a lump sum cash payment equal to two times (for Messrs. Sherman, McHugh, Symon and Conklin) or one and one-half times (for the other executives) the executive's average annual compensation and certain benefits under the incentive compensation plans. If any executive's employment is terminated by reason of death or total disability, the executive or his estate is entitled to receive a lump sum payment equal to the sum of (i) one year's base salary plus (ii) the incentive compensation that would have accrued to the executive's benefit at the end of the year of termination had his employment continued until then.

    In addition, if the Company terminates the executive's employment (other than for cause, total disability or inadequate performance), or if the executive terminates employment for good reason, or if a change of control occurs during the term of the Employment Agreements, (i) all stock options and other awards the executives hold under any Company incentive compensation or benefit plans will become fully vested and exercisable or their market value payable and (ii) the executive will have the right to sell to the Company any or all shares of common Stock held by the executive at market value. The total payments to be received by the executive following a change of control are restricted to the maximum amount which could be deducted by the Company for federal income tax purposes


Compliance with Section 16(a) of the Exchange Act

    Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1994, all Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were complied with.


                       APPROVAL OF AUDITORS

    The Finance/Audit Committee of the Board of Directors has selected, and the Board of Directors has approved, Arthur Andersen LLP as the principal independent auditor to audit the financial statements of the Company for 1995, subject to ratification by the shareholders. If the shareholders do not approve the selection of Arthur Andersen LLP, the selection of another independent auditor will be considered by the Finance/Audit Committee.

    Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

    The Board of Directors unanimously recommends a vote FOR approval of this selection.


              SHAREHOLDER PROPOSALS AND OTHER MATTERS

    Shareholder proposals for inclusion in the Company's proxy materials in connection with the 1996 Annual Meeting of shareholders must be received by the Company at its office in Dallas, Texas, addressed to the Secretary of the Company, no later than December 4, 1995.

    The cost of solicitation of proxies will be borne by the Company. In addition, certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by mail, telephone, facsimile telecommunication or telegraph.

    The Board of Directors does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.



    THE COMPANY HAS PROVIDED WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY A COPY OF THE COMPANY'S 1994 ANNUAL REPORT. COPIES OF THE COMPANY'S 1994 FORM 10-K MAY BE OBTAINED WITHOUT CHARGE BY ANY PERSON WHOSE PROXY IS SOLICITED HEREBY UPON WRITTEN REQUEST TO DARRYL T. MARCHAND, SECRETARY, TRIANGLE PACIFIC CORP., 16803 DALLAS PARKWAY, DALLAS, TEXAS 75248.

                                    TRIANGLE PACIFIC CORP.

                                    Floyd F. Sherman
                                    Chairman of the Board
                                    and Chief Executive Officer
Dallas, Texas
April 5, 1995





[Proxy Card]


TRIANGLE PACIFIC CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Floyd F. Sherman, M. Joseph McHugh and Darryl T. Marchand, and each of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Triangle Pacific Corp. (the "Company") standing in the name of the undersigned on March 31, 1995, at the annual meeting of shareholders to be held on May 3, 1995 at 9:00 a.m. at Dallas, Texas, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the notice of the meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.


1.
ELECTION OF DIRECTORS
FOR all nominees listed below
(except as marked to the
contrary below)
WITHHOLD AUTHORITY
to vote for all nominees
listed below


     DAVID R. HENKEL        KAREN GORDON MILLS     CARSON R. MCKISSICK

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)





2.   FOR       AGAINST      ABSTAIN        Approval of appointment of
Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 29, 1995.


3. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.


(Continued and to be signed on reverse side)




[Reverse of Proxy Card]

    THIS PROXY, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR ITEMS 1 AND 2.

     The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxies, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.



     Dated:               , 1995




Signature(s) of Shareholder(s)

     This proxy should be signed exactly as your name appears hereon. Joint owners should both sign. If signed as attorney, executor, guardian or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

     Please complete, date and sign this proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.





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